Exhibit 99.1

NETSCOUT Reports Third Quarter Fiscal Year 2023 Financial Results

Delivers Solid Financial Performance and Updates FY23 Financial Outlook

WESTFORD, Mass.--(BUSINESS WIRE)--January 26, 2023--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of cybersecurity, service assurance, and business analytics solutions, today announced financial results for its third quarter ended December 31, 2022.

“We advanced our strategic objectives and delivered solid financial results in the third quarter,” commented Anil Singhal, NETSCOUT’s president and chief executive officer. “Strong service assurance performance, supported by the acceleration of service provider orders previously forecast to occur in our fourth quarter, drove higher quarterly sales, margins, and profitability year over year. With this increased visibility, we are narrowing our revenue range, and increasing our EPS ranges for fiscal year 2023.”

Singhal added, “We continue to play a mission-critical role for organizations around the globe. As ‘Guardians of the Connected World,’ we provide our customers with what we believe is unparalleled visibility into the performance and security of their digital operations through our integrated platform. This allows our customers to better navigate and capitalize on the opportunities and challenges of today’s increasingly complex digital world, including the rise of 5G networks, digital transformation through cloud migration, and expanding cybersecurity threat landscape. Looking ahead, as we continue to closely monitor the dynamic macro environment, we believe that we are well-positioned for the future and remain focused on achieving our long-term objectives.”

Q3 FY23 Financial Results

Total revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2023 was $269.5 million, compared with $262.2 million (GAAP and non-GAAP) in the third quarter of fiscal year 2022. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2023 was $149.5 million, or approximately 55% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $144.4 million in the third quarter of fiscal year 2022, which was approximately 55% of total revenue in the period.

Service revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2023 was $120.1 million, or approximately 45% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $117.8 million in the third quarter of fiscal year 2022, which was approximately 45% of total revenue for the period.

NETSCOUT’s income from operations (GAAP) was $63.8 million in the third quarter of fiscal year 2023, compared with $55.5 million in the third quarter of fiscal year 2022. Non-GAAP EBITDA from operations in the third quarter of fiscal year 2023 was $100.9 million, or 37.4% of non-GAAP quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $92.6 million in the third quarter of fiscal year 2022, or 35.3% of non-GAAP quarterly revenue for the period. The Company’s operating margin (GAAP) was 23.7% in the third quarter of fiscal year 2023, versus 21.2% in the same period of fiscal year 2022. Non-GAAP income from operations was $95.6 million with a non-GAAP operating margin of 35.5% in the third quarter of fiscal year 2023. This compares to non-GAAP income from operations of $87.2 million and a non-GAAP operating margin of 33.2% in the third quarter of fiscal year 2022.

Net income (GAAP) for the third quarter of fiscal year 2023 was $52.6 million, or $0.72 per share (diluted), versus $47.7 million, or $0.64 per share (diluted), for the third quarter of fiscal year 2022. On a non-GAAP basis, net income for the third quarter of fiscal year 2023 was $73.0 million, or $1.00 per share (diluted), compared with $66.5 million, or $0.89 per share (diluted), for the third quarter of fiscal year 2022.

As of December 31, 2022, cash, cash equivalents, and short- and long-term marketable securities were $416.2 million, compared with $703.2 million as of March 31, 2022, and $553.5 million as of December 31, 2021. The change in cash, cash equivalents, and marketable securities since March 31, 2022, was primarily driven by two factors. First, NETSCOUT entered into an accelerated share repurchase agreement (the “ASR agreement”) in the first quarter of fiscal year 2023 to repurchase $150 million of the Company’s common stock. The ASR agreement concluded in the third quarter of fiscal year 2023, resulting in a total repurchase of approximately 4.6 million shares at a weighted average price per share of $32.97. Second, NETSCOUT repaid $150 million of its outstanding debt balance under its revolving credit facility during the first quarter of fiscal year 2023. The Company’s outstanding debt balance under its revolving credit facility was $200 million as of December 31, 2022. The Company’s $800 million revolving credit facility will expire in July 2026.

Nine-Months FY23 Financial Results

  Total revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2023, was $706.4 million, compared with total revenue (GAAP and non-GAAP) of $664.4 million in the first nine months of fiscal year 2022. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.
  Product revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2023 was $359.5 million, compared with $328.0 million in the first nine months of fiscal year 2022.
  Service revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2023 was $346.9 million, compared with $336.4 million in the first nine months of fiscal year 2022.
  NETSCOUT’s income from operations (GAAP) for the first nine months of fiscal year 2023 was $76.0 million, compared with $57.0 million in the first nine months of fiscal year 2022. The Company’s operating margin (GAAP) for the first nine months of fiscal year 2023 was 10.8%, versus 8.6% in the first nine months of fiscal year 2022. The Company’s non-GAAP EBITDA from operations for the first nine months of fiscal year 2023 was $189.8 million, or 26.9% of non-GAAP total revenue, versus non-GAAP EBITDA from operations of $173.2 million, or 26.1% of non-GAAP total revenue, in the first nine months of fiscal year 2022. The Company’s non-GAAP income from operations for the first nine months of fiscal year 2023 was $174.1 million with a non-GAAP operating margin of 24.6%, compared with non-GAAP income from operations of $156.3 million and a non-GAAP operating margin of 23.5% for the first nine months of fiscal year 2022.
  For the first nine months of fiscal year 2023, NETSCOUT’s net income (GAAP) was $62.9 million, or $0.86 per share (diluted), compared with a net income (GAAP) of $44.3 million, or $0.59 per share (diluted), in the first nine months of fiscal year 2022. Non-GAAP net income for the first nine months of fiscal year 2023 was $132.4 million, or $1.81 per share (diluted), compared with non-GAAP net income of $116.8 million, or $1.56 per share (diluted), for the first nine months of fiscal year 2022.

Financial Outlook

Upon review of its year-to-date performance and the future timing and delivery of orders, NETSCOUT has updated its outlook for fiscal year 2023. This updated outlook reflects a narrower range for the Company’s total revenue (GAAP and non-GAAP) results in fiscal year 2023 while maintaining the same revenue midpoint of its prior forecast. In addition, the Company is raising the ranges of its GAAP and non-GAAP net income per share (diluted) outlook for fiscal year 2023. NETSCOUT’s financial outlook for fiscal year 2023 is now as follows:

  Revenue (GAAP and non-GAAP) is expected to be in the range of $905 million to $915 million, compared to the previous range of $895 million to $925 million.
  GAAP net income per share (diluted) is expected to be in the range of $0.71 to $0.75, compared to the previous range of $0.62 to $0.68. Non-GAAP net income per share (diluted) is expected to be in the range of $2.06 to $2.10, compared to the previous range of $1.97 to $2.03.
  A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2023 outlook is included in the financial tables below.

Recent Developments and Highlights

  In January 2023, NETSCOUT announced the addition of Shannon Nash and Marlene Pelage to the NETSCOUT Board of Directors. Ms. Nash and Ms. Pelage are expected to bring valuable expertise to the Board including strategic experience, insights from their international work, and strong financial acumen as qualified financial experts. With the addition of Ms. Nash and Ms. Pelage, NETSCOUT’s Board of Directors is now composed of 11 directors.
  During the third quarter of fiscal year 2023, NETSCOUT was awarded two prestigious awards in recognition of both its service assurance and cybersecurity solutions. First, NETSCOUT received Frost & Sullivan’s 2022 Global Company of the Year Award for its wireless network monitoring and service assurance solutions. NETSCOUT received this award based on its compelling customer value proposition, customer experience, strong brand equity, and overall solid performance. Second, NETSCOUT’s Arbor Edge Defense solution received Security Today’s 2022 CyberSecured Award for Network Security. This recognition was based on the Arbor Edge Defense solution’s ability to effectively stop both inbound and outbound threats, and in doing so, to serve as both the first and last line of defense for organizations.
  In November 2022, NETSCOUT announced the successful interoperability of Omnis™ Cyber Intelligence with Amazon Security Lake, powered by Amazon Web Services, to deliver advanced network detection and response insights. With comprehensive network visibility, contextual cybersecurity investigation, and smart detection, Omnis Cyber Intelligence enhances the quality of Amazon Security Lake, to help companies better manage threats across complex hybrid-cloud infrastructures.
  In November 2022, NETSCOUT announced that it launched the DPI Consortium, a non-profit organization established to improve patent quality and deter frivolous patent claims. The consortium provides resources to support and advance the field of Deep Packet Inspection (DPI) technology by making historical research and development resources available to all.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2023 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (785) 424-1677. The conference call ID is NTCTQ323. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 839-1192 for U.S./Canada callers and (402) 220-0402 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, restructuring charges, legal expenses related to civil judgements, and transitional service agreement expenses. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes loss on extinguishment of debt and change in fair value of contingent consideration, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance disruptions through advanced network detection and response and pervasive network visibility. Powered by our pioneering deep packet inspection at scale, we serve the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s outlook for fiscal year 2023, that NETSCOUT continues to play a mission-critical role for organizations around the globe, that as “Guardians of the Connected World,” NETSCOUT provides customers with what they believe to be unparalleled visibility into the performance of and security for their digital operations, through our integrated platform, that this allows its customers to better navigate and capitalize on the opportunities and challenges of today’s increasingly complex digital world, including the rise of 5G networks, digital transformation through cloud migration, and expanding cybersecurity threat landscape, and that NETSCOUT is closely monitoring today’s dynamic macro environment, believes that it is well-positioned for the future and remains focused on achieving its long-term objectives, as well as statements regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, COVID-19 related impacts, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2023 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue:
Product	$149,452	$144,420	$359,519	$327,989
Service	120,092	117,774	346,918	336,395
Total revenue	269,544	262,194	706,437	664,384

Cost of revenue:
Product	25,281	30,338	77,967	73,843
Service	31,521	30,132	94,190	92,681
Total cost of revenue	56,802	60,470	172,157	166,524

Gross profit	212,742	201,724	534,280	497,860

Operating expenses:
Research and development	42,558	41,637	129,932	128,940
Sales and marketing	66,994	66,048	209,435	197,191
General and administrative	25,533	23,665	75,584	69,881
Amortization of acquired intangible assets	13,818	14,919	41,500	44,895
Restructuring charges	89	-	1,803	-

Total operating expenses	148,992	146,269	458,254	440,907

Income from operations	63,750	55,455	76,026	56,953
Interest and other income (expense), net	(3,172)	177	(6,554)	(4,579)

Income before income tax expense	60,578	55,632	69,472	52,374
Income tax expense	7,960	7,907	6,603	8,094
Net income	$52,618	$47,725	$62,869	$44,280

Basic net income per share	$0.73	$0.65	$0.87	$0.60
Diluted net income per share	$0.72	$0.64	$0.86	$0.59
Weighted average common shares outstanding used in computing:
Net income per share - basic	71,744	73,898	72,015	74,048
Net income per share - diluted	73,049	74,899	73,271	74,976

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2022	2022
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$409,306	$703,198
Accounts receivable and unbilled costs, net	215,838	148,245
Inventories	18,621	28,220
Prepaid expenses and other current assets	38,182	42,276

Total current assets	681,947	921,939

Fixed assets, net	37,590	41,337
Goodwill and intangible assets, net	2,107,986	2,156,575
Long-term marketable securities	6,906	-
Operating lease right-of-use assets	51,096	54,996
Other assets	18,587	19,862

Total assets	$2,904,112	$3,194,709

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,451	$21,959
Accrued compensation	72,259	75,788
Accrued other	24,114	36,417
Current portion of operating lease liabilities	10,779	11,411
Deferred revenue and customer deposits	317,406	330,585

Total current liabilities	440,009	476,160

Other long-term liabilities	7,554	7,470
Deferred tax liability	40,119	78,899
Accrued long-term retirement benefits	34,182	34,737
Long-term deferred revenue	127,513	133,121
Operating lease liabilities, net of current portion	49,582	53,927
Long-term debt	200,000	350,000

Total liabilities	898,959	1,134,314

Stockholders' equity:
Common stock	128	126
Additional paid-in capital	3,077,866	3,023,403
Accumulated other comprehensive income (loss)	(353)	141
Treasury stock, at cost	(1,545,922)	(1,373,840)
Retained earnings	473,434	410,565

Total stockholders' equity	2,005,153	2,060,395

Total liabilities and stockholders' equity	$2,904,112	$3,194,709

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021

GAAP and Non-GAAP Revenue	$269,544	$262,194	$228,081	$706,437	$664,384

Gross Profit (GAAP)	$212,742	$201,724	$170,440	$534,280	$497,860
Share-based compensation expense (1)	2,043	1,516	2,395	6,475	5,631
Amortization of acquired intangible assets (2)	2,315	3,342	2,312	6,955	10,054
Acquisition related depreciation expense (5)	5	6	4	16	18
Non-GAAP Gross Profit	$217,105	$206,588	$175,151	$547,726	$513,563

Income from Operations (GAAP)	$63,750	$55,455	$21,403	$76,026	$56,953
Share-based compensation expense (1)	15,143	12,681	16,501	47,225	43,381
Amortization of acquired intangible assets (2)	16,133	18,261	16,113	48,455	54,949
Business development and integration expense (3)	-	-	-	-	(5)
Compensation for post-combination services (4)	-	-	-	-	2
Restructuring charges	89	-	(60)	1,803	-
Acquisition related depreciation expense (5)	59	65	59	183	189
Transitional service agreement expense (6)	-	697	-	-	814
Legal expenses related to civil judgments (7)	426	-	-	426	-
Non-GAAP Income from Operations	$95,600	$87,159	$54,016	$174,118	$156,283

Net Income (GAAP)	$52,618	$47,725	$17,383	$62,869	$44,280
Share-based compensation expense (1)	15,143	12,681	16,501	47,225	43,381
Amortization of acquired intangible assets (2)	16,133	18,261	16,113	48,455	54,949
Business development and integration expense (3)	-	-	-	-	(5)
Compensation for post-combination services (4)	-	-	-	-	2
Restructuring charges	89	-	(60)	1,803	-
Acquisition related depreciation expense (5)	59	65	59	183	189
Legal expenses related to civil judgments (7)	426	-	-	426	-
Loss on extinguishment of debt (8)	-	-	-	-	596
Change in fair value of contingent consideration (9)	-	(837)	-	-	(837)
Income tax adjustments (10)	(11,449)	(11,398)	(8,691)	(28,585)	(25,802)
Non-GAAP Net Income	$73,019	$66,497	$41,305	$132,376	$116,753

Diluted Net Income Per Share (GAAP)	$0.72	$0.64	$0.24	$0.86	$0.59
Share impact of non-GAAP adjustments identified above	0.28	0.25	0.33	0.95	0.97
Non-GAAP Diluted Net Income Per Share	$1.00	$0.89	$0.57	$1.81	$1.56

Shares used in computing non-GAAP diluted net income per share	73,049	74,899	72,891	73,271	74,976

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Nine Months Ended
		December 31,		September 30,	December 31,
		2022	2021	2022	2022	2021

(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$262	$214	$315	$869	$809
	Cost of service revenue	1,781	1,302	2,080	5,606	4,822
	Research and development	4,174	3,297	4,580	13,185	12,290
	Sales and marketing	5,445	4,727	6,043	17,238	15,383
	General and administrative	3,481	3,141	3,483	10,327	10,077
	Total share-based compensation expense	$15,143	$12,681	$16,501	$47,225	$43,381

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Cost of product revenue	$2,315	$3,342	$2,312	$6,955	$10,054
	Operating expenses	13,818	14,919	13,801	41,500	44,895
	Total amortization expense	$16,133	$18,261	$16,113	$48,455	$54,949

(3)	Business development and integration expense included in
	these amounts is as follows:
	General and administrative	$-	$-	$-	$-	$(5)
	Total business development and integration expense	$-	$-	$-	$-	$(5)

(4)	Compensation for post-combination services included in these
	amounts is as follows:
	Research and development	$-	$-	$-	$-	$2
	Total compensation for post-combination services	$-	$-	$-	$-	$2

(5)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$3	$4	$2	$9	$11
	Cost of service revenue	2	2	2	7	7
	Research and development	42	45	42	129	132
	Sales and marketing	8	9	8	25	26
	General and administrative	4	5	5	13	13
	Total acquisition related depreciation expense	$59	$65	$59	$183	$189

(6)	Transitional service agreement (income) expense included in
	these amounts is as follows:
	Research and development	$-	$77	$-	$-	$90
	Sales and marketing	-	111	-	-	130
	General and administrative	-	509	-	-	594
	Other (income) expense, net	-	(697)	-	-	(814)
	Total transitional service agreement (income) expense	$-	$-	$-	$-	$-

(7)	Legal expenses related to civil judgments included in this amount is
	as follows:
	General and administrative	$426	$-	$-	$426	$-
	Total legal judgments expense	$426	$-	$-	$426	$-

(8)	Loss on extinguishment of debt included in this amount is
	as follows:
	Interest and other (income) expense, net	$-	$-	$-	$-	$596
	Total loss on extinguishment of debt	$-	$-	$-	$-	$596

(9)	Change in fair value of contingent consideration included in
	this amount is as follows:
	Interest and other (income) expense, net	$-	$(837)	$-	$-	$(837)
	Total change in fair value of contingent consideration	$-	$(837)	$-	$-	$(837)

(10)	Total income tax adjustment included in this
	amount is as follows:
	Tax effect of non-GAAP adjustments above	$(11,449)	$(11,398)	$(8,691)	$(28,585)	$(25,802)
	Total income tax adjustments	$(11,449)	$(11,398)	$(8,691)	$(28,585)	$(25,802)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021

Income from operations (GAAP)	$63,750	$55,455	$21,403	$76,026	$56,953
Previous adjustments to determine non-GAAP income from operations	31,850	31,704	32,613	98,092	99,330
Non-GAAP Income from operations	95,600	87,159	54,016	174,118	156,283

Depreciation excluding acquisition related	5,263	5,475	5,090	15,664	16,909

Non-GAAP EBITDA from operations	$100,863	$92,634	$59,106	$189,782	$173,192

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'22	FY'23
GAAP & Non-GAAP revenue	$855.6	~$905 million to ~$915 million

	FY'22	FY'23
GAAP net income	$37.0	~$52 million to ~$55 million
Amortization of intangible assets	$73.1	~$65 million
Share-based compensation expenses	$56.1	~$61 million
Business development & integration expenses*	$(0.6)	~Less than $1 million
Interest Exp - Loss on Debt Extinguishment	$0.6	-
Legal expenses related to civil judgments	$-	~Less than $1 million
Restructuring charges	$-	~$1.8 million
Total adjustments	$129.2	~$129 million
Related impact of adjustments on income tax	$(27.8)	(~$30 million)
Non-GAAP net income	$138.4	~$151 million to ~$154 million

GAAP net income per share (diluted)	$0.49	~$0.71 to ~$0.75
Non-GAAP net income per share (diluted)	$1.84	~$2.06 to ~$2.10

Average weighted shares outstanding (diluted GAAP)	75.1	~73 million to ~74 million
Average weighted shares outstanding (diluted Non-GAAP)	75.1	~73 million to ~74 million
*Business development & integration expenses include change in value of contingent consideration, and acquisition-related depreciation expense
**Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Senior Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com